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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             _____________________


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported):  July 11, 2001


                              SPORTSLINE.COM, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)


                  0-23337                           65-0470894
         (Commission File Number)      (I.R.S. Employer Identification No.)


           2200 W. Cypress Creek Road
            Fort Lauderdale, Florida                      33309
      (Address of principal executive offices)          (Zip Code)


                              (954) 351-2120
             (Registrant's telephone number, including area code)


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Item 5.    Other Events.

NFL AGREEMENT

     On July 11, 2001, the National Football League (the "NFL"), CBS Broadcasting Inc., a unit of Viacom Inc. ("CBS"), America Online, Inc., a wholly owned subsidiary of AOL Time Warner, Inc. ("AOL"), and SportsLine.com, Inc. ("SportsLine") jointly issued a press release announcing that the NFL had entered into a multi-year new media agreement (the "NFL Agreement") with CBS, AOL and SportsLine. A copy of this press release is attached hereto as Exhibit
99.1 and the information contained therein is incorporated herein by reference.

     Pursuant to the terms of the NFL Agreement, SportsLine will be responsible for the production and hosting of the NFL's Internet sites, including NFL.com, SuperBowl.com, NFLEurope.com and Playfootball.com. SportsLine will be entitled to recoup the costs of such production and hosting pursuant to an agreed upon budget from the first dollars of revenue generated from such sites, after the payment of certain sales commissions, including but not limited to, from advertising and sponsorship sales, e-commerce revenues and direct marketing and, to a limited extent, from the exploitation of certain emerging media rights (collectively, the "Gross Revenues").

     SportsLine will be responsible for a portion of the rights fee payments required to be made to the NFL under the NFL Agreement, with SportsLine's share of the required cash payments aggregating $24,050,000 over the five-year term of the NFL Agreement as follows: $1,800,000 for the first year, $3,250,000 for the second year; $6,000,000 for each of the third and fourth years; and $7,000,000 for the fifth year. In addition, SportsLine will issue to the NFL 350,000 shares of SportsLine common stock upon effectiveness of the NFL Agreement; an additional $1,333,333 in cash or stock, at SportsLine's option, in 2003; and an additional $2,666,667 in cash or stock, at SportsLine's option, in 2004.

     After the payment of certain sales commissions and SportsLine's recoupment of its production and hosting expenses, SportsLine will be entitled to a graduated share of Gross Revenues in an amount aggregating approximately 50% of the first $140,000,000 of Gross Revenues generated during the term of the NFL Agreement. In addition, SportsLine may be entitled to receive 20% of certain additional Gross Revenues in excess of such amount.

AOL EXTENSION

     Also on July 11, 2001, SportsLine and AOL jointly issued a press release announcing that SportsLine and AOL had extended their existing agreement (the "AOL Extension"). A copy of this press release is attached hereto as Exhibit
99.2 and the information contained therein is incorporated herein by reference.

     Pursuant to the terms of the AOL Extension, SportsLine will pay AOL $1,000,000 in cash upon execution of the AOL Extension; an additional $2,000,000 in cash and/or stock, at SportsLine's option, in 2002; and an additional $1,000,000 in cash and/or stock, at SportsLine's option, in 2003.

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Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

    (c)   Exhibits

    99.1  Press Release of the NFL, CBS, AOL and SportsLine dated July 11, 2001
    99.2  Press Release of SportsLine and AOL dated July 11, 2001

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          SPORTSLINE.COM, INC.



Date:  July 11, 2001      By:/s/ Kenneth W. Sanders
                             ---------------------------
                                 Kenneth W. Sanders
                                 Chief Financial Officer

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                             SPORTSLINE.COM, INC.

                               INDEX TO EXHIBITS

Exhibit
Number     Description
---------  -----------
99.1       Press Release of the NFL, CBS, AOL and SportsLine dated July 11, 2001
99.2       Press Release of SportsLine and AOL dated July 11, 2001

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